UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

COMMUNITY FINANCIAL SHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51296	36-4387843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137
 (Address of principal executive offices)

 (630) 545-0900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Community Financial Shares, Inc. (the “Company”) was held on May 25, 2011.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, each for a one-year term or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
William F. Behrmann	804,895	38,013	145,022
Penny A. Belke, DDS	809,595	33,913	145,022
H. David Clayton	807,031	36,477	145,022
Raymond A. Dieter	791,764	51,744	145,022
Donald H. Fischer	783,356	60,152	145,022
Robert F. Haeger	810,215	33,293	145,022
Scott W. Hamer	810,143	33,365	145,022
Mary Beth Moran	813,443	30,065	145,022
Joseph S. Morrissey	805,371	38,137	145,022
John M. Mulherin	780,000	63,508	145,022

2.	A non-binding resolution to approve the compensation of the Company’s named executive officers was approved by stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
701,915	50,689	90,904	145,022

3.	The appointment of BKD LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was ratified by stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
959,834	7,412	21,284	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2011	By:	/s/ Eric J. Wedeen
Eric J. Wedeen
Vice President and Chief Financial Officer